Exhibit 10.1.12

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***]

AMENDMENT NO. 3 TO THE DEVELOPMENT AGREEMENT

This Amendment No. 3 to the Development Agreement (this “Amendment No. 3”) is made and entered into as of September 23, 2011 (the “Amendment No. 3 Effective Date”) by and between QUALCOMM Incorporated, having a place of business at 5775 Morehouse Drive, San Diego, California, 92121 (“Qualcomm”), and Gogo LLC (f/k/a Aircell LLC), a Delaware limited liability company, having a place of business at 1250 North Arlington Heights Rd. Suite 500, Itasca, IL 60143 (“Gogo”).

RECITALS

A. Qualcomm and Gogo entered into that certain Development Agreement dated as of September 4, 2007 (the “Agreement”) and amended by that certain Amendment No. 1 dated as of December 11, 2008 (“Amendment No. 1”) and by that certain Amendment No. 2 dated as of April 11, 2011 (“Amendment No. 2”).

B. Qualcomm and Gogo now desire to further amend the Agreement to reflect changes to the development tasks to be performed by Qualcomm and paid for by Gogo.

C. Unless otherwise stated in this Amendment No. 3, all capitalized names used herein but not defined herein shall have the meanings attributed to them in the Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Appendment of New Statement of Work to the Agreement. The following Statement of Work shall be appended to and become part of the Agreement:

“STATEMENT OF WORK”

1	Project Objective:

Qualcomm shall design and develop certain software for dual aircard-1 directional antenna testing. [***] for existing Aircard-1 and is used with Gogo’s Air-to-Ground Broadband System (ABS) BigSky first generation system.

Such software shall have the following key characteristics:

A.	This version of Aircard software is intended to provide limited new functionalities of the Aircard. Regression testing will be limited to the features added in this release.

B.	Only the features listed in this Statement of Work are guaranteed to be functional.

C.	The software supports ABS for 8 directional antenna ports on aircraft ( 4 ports are hi-POE (fwd, right, aft, left) and 4 ports are V-POL (fwd, right, aft, left),

D.	[***]

E.	[***]

F.	The software shall not be responsible for any and all higher level Mux’ing and de-Mux’ing, bandwidth estimation and flow control mid it shall be handled by the AT G,

As part of Feature F above, Qualcomm shall perform the following tasks:

1.	Aircard Software Tasks

a.	Qualcomm shall mod Iv Aircard software to support 4 ports on one polarization (H or V)

b.	Qualcomm shall provide Non-Volatile (NV) support for user to configure the polarization used by the Aircard (H or V)

c.	Qualcomm shall modify Aircard software to provide dual transmit on the RFO and RFI ports for soft handoff on the same polarization.

2.	Aircard I&T and Support

a.	Qualcomm shall perform lab testing of this feature in existing handoff tester setup.

b.	Qualcomm shall support Gogo in-flight testing this feature.

c.	Qualcomm shall provide fixes mid patch releases to Gogo for issues identified during Gogo lab testing and Gogo flight testing on Goat) test aircraft.

2	Release Schedule

The software described in Section 1 shall be released to Gogo three (3) months after the Amendment No. 3 Effective Date.

3	Acceptance

Gogo and Qualcomm shall have thirty (30) days to complete the testing, bug fixes and acceptance and of the initial software release,

4	Schedule Impact on Aircard-2 Development Milestones

Qualcomm and Gogo agree that the Development Milestones described in Section 2 of that certain Statement of Work appended to the Agreement by Amendment No. 2 is hereby amended and replaced in its entirety with the following:

The following sets forth the Deliverables and project milestones for Qualcomm and Gogo. Dates are targets are best estimates and not firm commitments of Qualcomm.

Document Section #	QUALCOMM Milestones	Date

2.1	Aircard PDD and Aircard Software Requirements Definition	June - 2011

2.2	Early Prototype Aircards and early CSM Driver software	Nov - 2011

2.2.1	Early Prototype MSM (2.2) plus Xscale functionality to support on-flight calls.*	Jan - 2012

2.3	Prototype Aircard, Aircard Beta Software Release.	April - 2012

2.4	Commercial CSM Driver software**	Feb - 2012

2.5	Load Balance and interference cancellation Defined	Feb - 2012

2.6	Commercial Aircards and Commercial Software Release 1	June - 2012

2.7	Final Software Release 2 (CSM, Aircard Advanced features)	Aug - 2012

*	The CSM software referenced in Milestone 2.2 (the “Milestone 2.2 CSM Release”) shall support Rev-B calls with very limited fixes required for flight testing. The Milestone 2.2 CSM Release may not support handoff. and doppler range and wide delay ranges performance for this release and will likely not realize the full performance capabilities of the Milestone 2.4 CSM Release (as such term is defined below). Gogo acknowledges these limitations of the Milestone 2,2 CSM Release, and Qualm= names that it shall provide bug fixes in the Milestone 2.4 CSM Release.

**	The CSM software referenced in Milestone 2.4 (the “Milestone 2.4 CSM Release) shall support commercial RevA calls, but shall be limited to the Aircard-1 only.”

5	Payment Milestones

The following sets forth the milestones triggering Gage’s payment obligation to Qualcomm for the Qualcomm obligations and Deliverables described herein.

QUALCOMM Milestones	Expected Date	Amount
Amendment No.3 Execution	Sept 30, 2011	$[***]
Acceptance of Software Release	Jan 23, 20112	$[***]

Section 2. Effectiveness of Agreement. Except Its expressly provided herein, nothing in this Amendment No. 3 shall be deemed to waive or modify any of the provisions of the Agreement, or any amendment or addendum thereto. In the event of any conflict between the Agreement, this Amendment No. 3 or any other amendment or addendum thereof, the document later in time shall prevail.

Section 3. Counterparts and Facsimile Delivery. This Amendment No. 3 may be executed in two or more identical counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute this Amendment No. 3 when a duly authorised representative of each party has signed a counterpart. The parties may sign and deliver this Amendment No. 3 by facsimile transmission. Each party agrees that the delivery of this Amendment No. 3 by facsimile shall have the same force and effect as delivery of original signatures and that each party may use such facsimile signatures as evidence of the execution and delivery of this Amendment No. 3 by all parties to the same extent that an original signature could be used.

IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Amendment No.3 as of the Amendment No.3 Effective Date.

QUALCOMM INCORPORATED	GOGO LLC

By:	By:

Name:	Name:

Title:	Title:

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